UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2012

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to Alexander Weber, Jr.’s retirement agreement is hereby incorporated into this Item 1.01 by reference.

Item  5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, Six Flags Entertainment Corporation (the “Company”) entered into a retirement agreement (the “Retirement Agreement”) with its Chief Operating Officer, Alexander Weber, Jr., setting forth certain terms relating to Mr. Weber’s retirement from the Company, which retirement will be effective September 30, 2012.  The Retirement Agreement provides for specified payments over a six month period to Mr. Weber, vesting of a portion of Mr. Weber’s equity grants and continued coverage under the Company’s health plans and life insurance plans, and contains customary non-competition and release provisions.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by the text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                       Exhibits

10.1                           Retirement Agreement, by and between Alexander Weber, Jr. and Six Flags Entertainment Corporation, dated September 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
Name: Lance C. Balk
Title: Executive Vice President and General Counsel

Date: September 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, by and between Alexander Weber, Jr. and Six Flags Entertainment Corporation, dated September 14, 2012.